UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXSULAR FINANCIAL GROUP INC.

(Exact Name of the Registrant as Specified in its Charter)

Colorado	46-2276094
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Room 1105, 11/F, Hip Kwan Commercial Building, No.38 Pitt Street,

Yau Ma Tei, KLN, Hong Kong

(Address of Principal Executive Offices and Zip Code)

+852 29803711

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

2

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

Exsular Financial Group Inc., a Colorado corporation (“Exsular”, the “Company, “we”, “us” or “our”) is a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Our History

Organization and Corporate History

The Company was incorporated in the state of Colorado on September 19, 2011 under the name Frontier Digital Media Group, Inc. On March 20, 2013, we formed a wholly owned subsidiary company, Smile Producer, Inc., a Colorado corporation. We were a digital design and media company, which developed and maintained websites and were a provider of marketing communications services to customers in the United States. We conducted our operations primarily through Smile Producer, Inc., our wholly owned subsidiary company. In early 2018 we ceased all operations. In June 2019 the Company changed its name to Exsular Financial Group Inc.

We filed our last audited financial statements for the years ended December 31, 2017and 2016 on July 2, 2018.

We filed our last unaudited periodic report for the three and nine months ended September 30, 2018 on March 30, 2020. We ceased all business activities in February 2018.

Revenue

We have no revenues for the years ended December 31, 2019 and 2018, for the three and six-month period ended June 2020 or for the period from June 30, 2020 through the date of this filing. We do not anticipate recognizing any revenues in our third quarter ending September 30, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or similar terminology. They include statements regarding our:

/_/	financial position,

/_/	business plans,

/_/	budgets,

/_/	amount, nature and timing of capital expenditures,

3

/_/	cash flow and anticipated liquidity,

/_/	future operations of unknown nature costs,

/_/	acquisition and development of other technology,

/_/	future demand for any products and services acquired,

/_/	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

/_/	general economic conditions,

/_/	our cost of operations,

/_/	our ability to generate sufficient cash flows to operate,

/_/	availability of capital,

/_/	the strength and financial resources of our competitors,

/_/	our ability to find and retain skilled personnel, and

/_/	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

4

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

5

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Mr. Kok has been a director and officer of the Company since 2018 and its principal shareholder.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

Jumpstart Our Business Startups Act

The disclosure contained below, discusses generally the terms of the “Jumpstart Our Business Startups Act”. Currently the Company is without operations or revenues and as such does not anticipate that it will affect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is affected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

6

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

7

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us. Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of December 31, 2019, we had an accumulated deficit in excess of $80,000 and a stockholders’ deficit of $ 12,835.

As of June 30, 2020, we had an accumulated deficit in excess of $100,551 and a stockholders’ deficit of $32,649.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2019 and 2018, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

8

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder owns approximately 61% of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our sole director and us. Our Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See “Directors and Executive Officers” (page 15 below), and “Conflicts of Interest.” (page 16 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

THE COMPANYS ELECTION NOT TO OPT OUT OF JOBS ACT EXTENDED ACCOUNTIMG TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

9

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are not currently listed for trading on the Pink Sheets or any other stock market or exchange. Upon effectiveness of this Form 10 we intend to seek to have our shares listed on the over the counter bulletin board. There is no assurance that are shares will ever be listed for trading. Even if our shares are listed for trading, they will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of sellers to sell their securities in any market that might therefore develop.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of Shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock if and when approved for trading may be thinly traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

THE COMPANY IS A SHELL COMPANY AND AS SUCH SHAREHOLDERS CANNOT RELY ON THE PROVISIONS OF RULE 144 FOR RESALE OF THEIR SHARES UNTIL CERTYAIN CONDITIONS ARE MET.

The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets. As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, to wit: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information.

Thus, a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.)

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our intention is for our shares of common stock to be listed on the OTC Markets. There will most likely be a limited market for our stock.. It may be subject to volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

10

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further Shares as consideration for the cash or assets or services out of our authorized but unissued Common Stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues. For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure. There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our company to fail and the investor’s capital will be at risk.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-looking Statements

Statements in this Management’s Discussion and Analysis of Financial Condition and Results of Operation, as well as in certain other parts of this Annual Report on Form 10-K (as well as information included in oral statements or other written statements made or to be made by Exsular Financial Group, Inc. ) that look forward in time, are forward-looking statements made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, expectations, predictions, and assumptions and other statements which are other than statements of historical facts. Although Frontier Digital believes such forward-looking statements are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such forward-looking statements are subject to, and are qualified by, known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by those statements. These risks, uncertainties and other factors include, but are not limited to Frontier Digital’s ability to estimate the impact of competition and of industry consolidation and risks, uncertainties and other factors set forth in Frontier Digital’s filings with the Securities and Exchange Commission, including without limitation to this Annual Report on Form 10-K.

We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Form 10-K.

Overview

The Company was incorporated in the state of Colorado on September 19, 2011 under the name Frontier Digital Media Group, Inc. On March 20, 2013, we formed a wholly owned subsidiary company, Smile Producer, Inc., a Colorado corporation. We were a digital design and media company, which developed and maintained websites and were a provider of marketing communications services to customers in the United States. We conducted our operations primarily through Smile Producer, Inc., our wholly owned subsidiary company. In early 2018 we ceased all operations. In June 2019 the Company changed its name to Exsular Financial Group Inc.

We have not yet generated sustained profits from our prior operations. Our independent accountants have expressed a “going concern” opinion. As of December 31, 2019, we had an accumulated deficit of $80,737 and a net working capital deficit of $12,835.

While our current burn rate is nominal, it is expected that our costs of operations will continue to exceed revenues, primarily due to the costs associated with being a public reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt about our ability to continue as a going concern.

11

Critical Accounting Policies, Judgments and Estimates

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimate that are reasonably likely to occur, could materially impact the consolidated financial statements. We believe that the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of the consolidated financial statements.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The new revenue standards became effective for the Company on January 1, 2018, and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as there were no revenues during the period

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. Our allowance for doubtful accounts is maintained to provide for losses arising from customers’ inability to make required payments. If there is deterioration of our customers’ credit worthiness and/or there is an increase in the length of time that the receivables are past due greater than the historical assumptions used, additional allowances may be required. As of December 31, 2019 and 2018, no allowance for doubtful accounts was deemed necessary.

Income Taxes

The Company follows the asset and liability method of accounting for future income taxes. Under this method, future income tax assets and liabilities are recorded based on temporary differences between the carrying amount of assets and liabilities and their corresponding tax basis. In addition, the future benefits of income tax assets including unused tax losses, are recognized, subject to a valuation allowance to the extent that it is more likely than not that such future benefits will ultimately be realized. Future income tax assets and liabilities are measured using enacted tax rates and laws expected to apply when the tax liabilities or assets are to be either settled or realized. The Company’s effective tax rate approximates the Federal statutory rates.

Results of Operations for the Year Ended December 31, 2019 compared to the Year Ended December 31, 2018

At the beginning of 2018, the Company decided to discontinue the operations of its subsidiary Smile Producer, Inc. due to limited resources. The Company planned to seek more potential investors. The business conducted by Smile Producer Inc. was the only business the Company had, so the effect of this business discontinuation had substantial effect to the Company.

During the year ended December 31, 2019 and 2018, we generated revenues of $0. The lack of revenue in both 2019 and 2018 was attributed to the Company ceased activity in December 2017.

Operating expenses, including cost of sales, related party compensation, and general and administrative expenses, during the year ended December 31, 2019, were $7,730 compared to $6,041 during year ended December 31, 2018.

12

The increase of $1,633 in operating expenses during the year ended December 31, 2019, compared with the same period during 2018 was attributed to the increase of professional fees of $1,000 and some minor increase of administrative expenses.

During the year ended December 31, 2019, the Company incurred a net loss of $7,730, compared to a net loss of $6,041 during the year ended December 31, 2018. The $1,633 increase in net loss was primarily due to the increase of professional fees of $1,000 and some minor increase of administrative expenses.

Liquidity and Capital Resources

As of December 31, 2019, and 2018, we had a cash balance of $0. Due to the lack of revenue, the company’s operations are primarily funded.

Operating Activities

Net cash used in operating activities was $0 during the year ended December 31, 2019, compared with $24,907 used in operating activities during the year ended December 31, 2018. The decrease in cash used in operations in 2019 compared to 2018 was due to the reason that the ownership changed in 2018 and the Company paid off its significant account of liabilities as the result of the ownership change.

Investing Activities

We neither generated nor used cash in investing activities during the years ended December 31, 2019 and 2018.

Financing Activities

Cash flows provided by financing activities were $0 and $21,482 during the years ended December 31, 2019 and 2018, respectively.

During the year ended December 31, 2019 and 2018, the Company sold 0 shares of the Company’s common stock.

During the year ended December 31, 2019, there is no increase of additional capital. During the year ended December 31, 2018, the Company obtained additional capital of 26,482 for the repayment of the promissory notes payable of $5,000 and due to related party of $22,122.

Results of Operations for the Three and Six Months Ended June 30, 2020 compared to the Three and Six Months Ended June 30, 2019

During the three and six months ended June 30, 2020, we generated revenues of $0, the same as during the three and six months ended June 30, 2019, as the Company ceased its operations of its subsidiary Smile Producer Inc.

Operating expenses, including general and administrative expenses, during the three and six months ended June 30, 2020, were $14,303 and $19,814, respectively, compared to $17 and $502 during the three and six months ended June 30, 2019, respectively.

The increase of $14,287 in operating expenses during the three months ended June 30, 2020, compared with the same period during 2019 was primarily due to the increase of professional services for the SEC filing.The increase of $19,312 in operating expenses during the six months ended June 30, 2018, compared with the same period during 2018 was due to the increase of professional services for the SEC filing.

During the three and six months ended June 30, 2020, the Company incurred net losses of 14,303 and $19,814, respectively, compared to net losses of $17 and $502 during the three and six months ended June 30, 2019, respectively. The increase in the net loss of $14,286 for the three months ended June 30, 2020, was due to the increase of professional services for the SEC filings during the three months ended June 30, 2020. The increase in the net loss of $19,312 for the six months ended June 30, 2020, was due to t he same reason that the Company ceased the operations.

Liquidity and Capital Resources

As of June 30, 2020 and December 31, 2019, we had a cash balance of $0. As we explained earlier, the Company does not keep a bank account and the major shareholder funds the Company’s operations.

Operating Activities

Net cash used in operating activities was $0 during the six months ended June 30, 2020 and 2019. During the six months ended June 30, 2020, the major shareholder paid $15,589 for the Company’s operations, compared to the same period during 2019; the major shareholder paid $502. The increase of $15,087 was due to the increase of the activities in SEC filing preparations.

Investing Activities

We neither generated nor used cash in investing activities during the six months ended June 30, 2020 and 2019.

13

Financing Activities

We neither generated nor used cash in financing activities during the six months ended June 30, 2020 and 2019.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, we have incurred net losses of $7,730 and $6,041 for the years ended December 31, 2019 and 2018, respectively, and have a working capital deficit of $12,835 as of December 31, 2019, which raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company but cannot assure that such financing will be available on acceptable terms.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors have included a “going concern” qualification in their Report of Independent Certified Public Accountants accompanying our audited financial statements appearing elsewhere herein which cites substantial doubt about our ability to continue as a going concern. Such a “going concern” qualification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve our operating results.

Off Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors

Inflation

We do not believe that inflation has had in the past or will have in the future any significant negative impact on our operations.

ITEM 3: PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses an office provided by Mr. Kok, the Company’s President and CEO, at no cost to the Company. Mr. Kok has agreed to continue this arrangement until the Company completes an acquisition or merger. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 30, 2020 the number and percentage of the outstanding shares of common stock, which, according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,

(ii)	each executive officer,

(iii)	all current directors and executive officers as a group, and

(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

14

Name and Address of Beneficial Owner (1)	Number of Common Shares	Percent of Class
Seng Yeap Kok, President, Secretary and Director	5,000,000	92.5%
Chew Chye, Treasurer and Director	-0-	-0-
All executive officers, beneficial owners, and directors as a group (2)	5,000,000	92.5%

(1)	c/o Room 1105, 11/F, Hip Kwan Commercial Building, No.38 Pitt Street, Yau Ma Tei, KLN, Hong Kong

As of the date of this filing and since October 2012, there have been no issuances of any class of stock, warrants or any other security.

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of September 30, 2020:

Name	Age	Position	Since
Seng Yeap Kok	46	President, Secretary and Director	May 6, 2018
Chew Chye Lau	47	Treasurer and Director	May 6, 2018

Kok Seng Yeap

Mr.Kok age 46, President, CEO, Secretary and director of the Company and has over 20 years of experience in the financial industry as an expert in the financial industry, working in sectors such as Private Banking, Insurance, Pre IPO, Financial Engineering and Corporate Acquisition & Merger transactions.

Mr. Kok is a Director and Shareholder of several private and public companies in Malaysia, Singapore, Macau, Indonesia, Hong Kong and China. He also has significant marketing experience through working for multinational corporations including Great Eastern Life Assurance Berhad, Prudential Assurance Berhad, Pacific Unit Trust Berhad, and as a legal professional will writer in RockwillSdn Bhd. in 2013. He is a Life Insurance Practitioner with the qualification obtained from the Malaysia Insurance Institute. Currently, Mr. Kok serves as Managing Director of NobleCorp Asset Management Ltd. Mr. Kok graduated from the Global University (GULL), USA with a Masters in Finance and Management.

Chew Chye Lau

Mr. Lau, age 45, graduated from Association of International Accountants (UK) in 1996 and further pursued Master of Business Administration course, major in Marketing and General Management. He has been exposed not only in accounting industry but also participated in other industries such as property development in Malaysia & Vietnam, project management, manufacturing & automobile, power plant operator in Malaysia, China and United Kingdom.

Audit Committee

Frontier does not presently have an Audit Committee and the entire Board acts in such capacity for the immediate future due to the limited size of the Board. Frontier intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

In lieu of an Audit Committee the Board is empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of Frontier, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

Compensation Committee

Frontier does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. Frontier intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of Frontier, including stock compensation, and bonus compensation to all employees.

Nominating Committee

Frontier does not have a Nominating Committee and the Board acts in such capacity.

15

Code of Conduct and Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Indemnification of Executive Officers and Directors

Our articles provide to the fullest extent permitted by Colorado Law, wherein our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such directors or officers fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Colorado corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

CONFLICTS OF INTEREST - GENERAL

Our sole director and officer is, or may become, in his individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

ITEM 6: EXECUTIVE COMPENSATION

During the two years ended December 31, 2019 and 2018, no salaries were paid to any officers or directors.

Executive compensation during the years ended December 31, 2019 and 2018 was as follows:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pensions Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Seng Yeap Kok	2019	-	-	-	-	-	-	-	-
Chief Executive Officer(1)	2018	-	-	-	-	-	-	-	-

Chew Chye Lau(1)	2019	-	-	-	-	-	-	-	-
Treasurer	2018	-	-	-	-	-	-	-	-

(1) On May 6, 2018, Mr. Seng Yeap Kok and Mr. Chew Chye Lau were appointed as President and Treasurer, respectively.

16

Employment Agreement

We do not have any employment agreements with our officers.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director’s Compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employee Benefit Plans

We have no employee benefit plans or stock option plans.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market in our common stock. Our common stock is not listed for trading on any national securities exchange nor is bid or asked quotations reported in any over-the-counter quotation service.

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 of the Securities Act, subject to the requirements described below. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144. Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, after the effectiveness of this Registration Statement.

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this Registration Statement without restriction. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Beginning 90 days after the effectiveness of this Registration Statement, a person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, will generally be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

The Manner of Sale Limitations on Affiliate Sales of Equity Securities. Rule 144 provides that affiliates must resell their equity securities through one of the following methods: (i) Section 4(a)(4) broker transactions, which are done on a customer’s order on an exchange or in the over-the-counter (OTC) market, including transactions that meet the requirements of Rule 144(g); (ii) Transactions with a market maker (a dealer who regularly or continually holds himself out as willing to buy and sell a particular security of an issuer for his own account); (iii) “Riskless principal transactions” (principal trades in which, after receiving a customer’s order to buy or sell securities, a broker or dealer buys or sells securities as a principal to satisfy the customer’s order) where (a) offsetting trades are executed at the same price (other than an explicitly disclosed markup, markdown, commission, or fee); (b) the broker-dealer cannot solicit or arrange for the solicitation of customers’ orders to buy securities in connection with the Rule 144 sale; (c) the broker-dealer cannot receive more than the normal brokers’ commission; and (d) the broker-dealer must conduct a reasonable inquiry as to whether the affiliate making the Rule 144resale is a statutory underwriter. In addition, affiliates relying on Rule 144 cannot, solicit, or arrange for the solicitation of, orders to buy the securities in connection with the transaction; or Pay anyone for the offer or sale of such securities, other than the broker-dealer who executes the order to sell the securities.

17

Form 144 Notices for Affiliate Sales. If a proposed Rule 144 resale by an affiliate involves more than 5,000 shares of securities or has an aggregate sale price of more than $50,000, in any three-month period, the seller must file a notice of the proposed sale on Form 144. The seller must file this form with the SEC and with the securities exchange on which the securities are listed. Form 144 must be filed at the same time the affiliate places the broker or market maker order to sell the securities. The affiliate must have a bona fide intention to sell the securities within a reasonable time after filing the Form 144 notice and must sign the Form 144 notice; however, if the seller does not complete the sale disclosed in the form, the seller does not need to amend the form to indicate that the sale did not take place.

Availability of current public information. For issuers, such as our Company, that are subject to Exchange Act reporting requirements under Section 13 or Section 15(d), and have been reporting under the Exchange Act for at least 90 days before the Rule 144 resale, this requirement is satisfied if an issuer has filed all reports required under the Exchange Act (other than Form 8-K) and has filed all interactive data (XBRL) exhibits required to have been filed during the 12 months (or any shorter period for XBRL reporting requirements, if applicable) before the Rule 144 resale.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

Approximately 524,400 shares of our common stock are eligible for sale under Rule 144 as of the date of this Registration Statement. We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

We have no agreement with any security holder to register under the Securities Act for sale any shares of our common stock.

Rules Governing Low-Price Stocks That May Affect Our Stockholders’ Ability to Resell Shares of Our Common Stock

We are a “penny stock” company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price were to fall below such threshold, that we would not be subject to the penny stock rules.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Common Stock

There are 100,000,000 shares of Common Stock, $0.001 par value, authorized, with 5,524,400 shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

We have no Preferred Stock authorized.

Security Holders

As of September 30, 2020, the Company had 35 shareholders of record of the Company’s common stock and 5,524,400 common shares issued and outstanding, of which 5,000,000 shares were held by Mr. Kok our President and a director of the Company.

18

Dividends

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Options and Warrants

None of the shares of our Common Stock are subject to outstanding options or warrants.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its Common Stock or Preferred Stock. The issuance of any of our Common Stock or Preferred Stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

Transfer Agent

The Transfer Agent for the Company is Action Stock Transfer, 2469 E. Fort Union Blvd., Ste. 214, Salt Lake City, Utah 84121

Recent Sales of Unregistered Securities

None

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

Shares of Common Stock

We have sold no unregulated securities in the past two years.

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 100,000,000 shares of our Common Stock, $0.001 par value (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

A total of 5,524,400 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles provide to the fullest extent permitted by Colorado Law that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such directors or officers fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Colorado corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

19

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2019 and 2018 and unaudited financial statements for the three and six-month periods ended June 30, 2020 and 2019 appear at the end of this registration statement on pages F-1 though F-18.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 14, 2018, we appointed B F Borgers, CPA PC as our new independent auditors.

There has never been any disagreement with any independent registered public accounting firm that has worked for the Company regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS, AND EXHIBITS

(a) Financial Statements

Our audited financial statements for the years ended December 31, 2019 and 2018 and unaudited financial statements for the three and six-month periods ended June 30, 2020 and 2019 appear at the end of this registration statement on pages F-1 though F-18.

(b) Exhibits

See the Exhibit Index beginning following the signature page.

20

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Exsular Financial Group Inc.

Date: October 21, 2020	By:	/s/ Seag Yeap Kok
Seag Yeap Kok, CEO

21

Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document

3.1	Articles of Incorporation and Amendment thereto.

3.2	Bylaws

23.1	Consent of Independent Auditing Firm

22

EXSULAR FINANVIAL GROUP INC.

FINANCIAL STATEMENTS

TABLE OF C O N T E N T S

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MAY 31, 2018 AND 2017

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Exsular Financial Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Exsular Financial Group, Inc. as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2018

Lakewood, CO

October 21, 2020

F-2

Exsular Financial Group, Inc. (Frontier Digital Media Group, Inc.)

Consolidated Balance Sheets

As of December 31, 2019 and 2018

	2019	2018
Assets
Current assets
Cash and cash equivalents	$-	$-
Prepaid expenses	-	3,000
Total current assets	-	3,000

Total assets	$-	$3,000

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$-	$-
Due to related parties	12,835	8,106
Current liabilities	12,835	8,106

Total liabilities	12,835	8,106

Commitments and contingencies	-	-

Stockholders’ Deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,524,400 shares issued and outstanding as of December 31, 2019 and 2018, respectively	5,524	5,524
Additional paid-in capital	62,378	62,378
Accumulated deficit	(80,737)	(73,007)
Total Stockholders’ Deficit	(12,835)	(5,106)

Total Liabilities and Stockholders’ Deficit	$-	$3,000

The accompanying notes are an integral part of these audited financial statements

F-3

Exsular Financial Group, Inc. (formerly Frontier Digital Media Group, Inc.)

Consolidated Statements of Operations

For the fiscal years ended December 31, 2019 and 2018

	2019	2018
Revenues
Revenue	$-	$-
Revenue, related parties	-	-
Total revenues	-	-

Operating expenses
Cost of sales	-	-
Professional fees	6,000	5,000
General and administrative	1,730	106
Total operating expenses	7,730	5,106

Loss from continuing operations	(7,730)	(5,106)

Loss from discontinued operations	-	(935)

Provision for income taxes	-	-

Net loss	$(7,730)	$(6,041)

Net Loss per common share
Basic and diluted	$(0.00)*	$(0.00)*

Weighted average shares outstanding
Basic and diluted	5,524,400	5,524,400

*denotes net loss per common share of less than $0.01 per share.

The accompanying notes are an integral part of these audited financial statements

F-4

Exsular Financial Group, Inc. (formerly Frontier Digital Media Group, Inc.)

Consolidated Statements of Changes in Stockholders’ Deficit

For the fiscal years ended December 31, 2019 and 2018

	Common Stock, $0.001 par value		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at January 1, 2018	5,524,400	$5,524	$35,896	$(66,966)	$(25,546)

Contributed capital - related party	-	-	26,482	-	26,482
Net loss for the year				(6,041)	(6,041)

Balance at December 31, 2018	5,524,400	5,524	62,378	(73,007)	(5,106)

Net loss for the year	-	-	-	(7,730)	(7,730)

Balance at December 31, 2019	5,524,400	$5,524	$62,378	$(80,737)	$(12,835)

The accompanying notes are an integral part of these audited financial statements

F-5

Exsular Financial Group, Inc. (formerly Frontier Digital Media Group, Inc.)

Consolidated Statements of Cash Flows

For the fiscal years ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net loss	$(7,730)	$(6,041)
Changes in operating assets and liabilities:
Prepaid expenses	3,000	(3,000)
Accrued liabilities, related party	(4,730)	(14,016)
Net cash used in operating activities	-	(23,057)
Net cash used in operating activities-discontinued operation	-	(1,849)
Net cash used in operating activities	-	(24,907)
Cash flows from investing activities:	-	-
Net cash provided by (used in) investing activities	-	-
Cash flows from financing activities:
Proceeds (repayment) from/to notes payable, related party	-	(5,000)
Repayment of notes payable, related party	-	26,482
Net cash provided by financing activities	-	21,482

Net increase (decrease) in cash and cash equivalents	-	(3,425)
Cash and cash equivalents at beginning of period	-	3,425

Cash and cash equivalents at end of period	$-	$-

Supplemental cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements

F-6

Exsular Financial Group, Inc.

Notes to the Consolidated Financial Statements

December 31, 2019

Note 1. Description of Business

Exsular Financial Group, Inc. was incorporated in the State of Colorado on September 19, 2011 (“Inception”). On March 20, 2013, Exsular Financial Group, Inc. incorporated a wholly owned, Colorado registered subsidiary company, Smile Producer, Inc. (collectively “Frontier”, the “Company”, “we”, “us” or “our”).

The Company engages in the business of digital design and media and develops and maintains websites and is a provider of marketing communications services to customers in the United States. The Company’s subsidiary provides a range of marketing communications and consulting services, including all types of advertising, print and digital design, digital motion graphics and client website construction, interactive and mobile marketing, direct marketing, sales promotion, market research, corporate identity and branding, social media and other marketing-related services.

At the beginning of 2018, the Company decided to discontinue the operations of its subsidiary Smile Producer, Inc. due to limited resources. The Company planned to seek more potential investors. The business conducted by Smile Producer Inc. was the only business the Company had, so the effect of this business discontinuation had substantial effect to the Company.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, we have incurred net losses of $7,730 and $6,041 for the years ended December 31, 2019 and 2018, respectively, and have a working capital deficit of $12,835 as of December 31, 2019, which raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes the Company will continue to incur losses and negative cash flows from operating activities for the foreseeable future and will need additional equity or debt financing to sustain its operations until it can achieve profitability and positive cash flows, if ever. Management plans to seek additional debt and/or equity financing for the Company but cannot assure that such financing will be available on acceptable terms.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors have included a “going concern” qualification in their Report of Independent Certified Public Accountants accompanying our audited financial statements appearing elsewhere herein which cites substantial doubt about our ability to continue as a going concern. Such a “going concern” qualification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot be assured.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. There can be no assurance that management will be successful in implementing its business plan or that the successful implementation of such business plan will actually improve our operating results.

Note 3. Summary of Significant Accounting Policies

The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America. A summary of the more significant policies is set forth below:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and Smile Producer, Inc., its wholly owned subsidiary. Intercompany balances and transactions have been eliminated in consolidation.

F-7

Business Segments

The Company operates and tracks its results as one reportable segment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments, primarily, cash, debt, etc. The carrying amounts of current assets and current liabilities approximate their fair value due to the relatively short period of time between the origination of these instruments and their expected realization.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. As of December 31, 2019 and 2018, no allowance for doubtful accounts was deemed necessary.

Deferred Financing Costs

Transaction costs incurred in anticipation of a proposed offering are carried on the balance sheet until the financing transaction takes place, at which time these costs are charged to paid-in capital or expensed if the proposed offering is not successful.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The new revenue standards became effective for the Company on January 1, 2018, and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as there were no revenues during the period

F-8

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company did not incur advertising expense during the twelve months ended December 31, 2019 or 2018.

Stock-Based Compensation

The Company estimates the fair values of stock-based compensation arrangements on the grant date and recognizes the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued to other than employees are recorded on the basis of the fair value of the instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The fair value of the instruments is recognized over a period based on the facts and circumstances of each particular grant.

No stock-based compensation was issued or outstanding during the years ended December 31, 2019 and 2018.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Net Loss per Common Share

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all potentially dilutive common shares outstanding during the period. Diluted earnings per share excludes all potential common shares if their effect is anti-dilutive.

No potentially dilutive debt or equity instruments were issued or outstanding during the years ended December 31, 2019 or 2018.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year 2019.

F-9

In May 2014 the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Under the new revenue standards, the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

The new revenue standards became effective for the Company on January 1, 2018, and were adopted using the modified retrospective method. The adoption of the new revenue standards as of January 1, 2018 did not change the Company’s revenue recognition as there were no revenues during the period

Note 4. Notes Payable – Related Parties

In September 2015, the Company issued a non-convertible promissory note payable to Venture Vest Capital Corporation, a related party, in the total amount of $8,000 to replace convertible notes payable issued in January 2015 and March 2015 to the same related party. The non-convertible promissory note had a maturity date of December 31, 2016 and was interest free until December 31, 2016. In January 2017, the promissory note was amended to extend the maturity date and the interest-free period to December 31, 2017. In December 2017, the promissory note was amended to extend the maturity date and the interest-free period to December 31, 2018.

In September 2015, the Company issued a promissory note payable to Venture Vest Capital Corporation for $6,500. The promissory note had a maturity date of December 31, 2016 and was interest free until December 31, 2016. In January 2017, the promissory note was amended to extend the maturity date and the interest-free period to December 31, 2017. In December 2017, the promissory note was amended to extend the maturity date and the interest-free period to December 31, 2018.

In March 2016, the Company issued a promissory note payable to Terayco Enterprises, a related party, for $7,622. The promissory note had a maturity date of December 31, 2016 and was interest free until December 31, 2016. In January 2017, the promissory note was amended to extend the maturity date and the interest-free period to December 31, 2017. In December 2017, the promissory note was amended to extend the maturity date and the interest-free period to December 31, 2018.

On May 4, 2018, the former major shareholders Patrick Dunda and Janel Dunda sold their 5,000,000 shares (92.5%) of common stock to Mr. Kok Seng Yeap, and scine then, Mr. Kok Seng Yeap became the major shareholder of Exsular Financial Group, Inc. As part of the ownership change deal, the Company used portion of the proceeds from sale of the shares to pay off all the above notes. As of December 31, 2019 and 2018, all the above notes were paid off.

Note 5. Assets, Liabilities and Loss of Discontinued Operations

As indicated in Note 1 above, at the beginning of 2018, the Company discontinued the operations of its subsidiary Smile Producer, Inc. The balance of assets of discontinued operations of $1,820 as of December 31, 2017 represented accounts receivable from the sales incurred in 2017. The balance of liabilities of discontinued operations of $3,669 as of December 31, 2017 represented the expenses incurred in 2017 as well. There were no assets or liabilities of discontinued operations as of December 31, 2019 and 2018.

The loss for the discontinued operation for the year ended December 2018 was $935. There was no discontinued loss or gain for the year ended December 31, 2019.

F-10

Note 6. Income Taxes

The Company did not incur any federal or state income tax expense or benefit for the years ended December 31, 2019 and 2018.

The provision for income taxes differs from the amounts which would result from applying the federal statutory rate of 21% and state rate of 4.63% to the Company’s loss before income taxes as follows:

	For the years ended December 31,
	2019	2018
Computed “expected” income tax benefit	$(1,623)	$(1,269)
State income tax benefit, net of federal benefit	(358)	(302)
Change in valuation allowance	1,981	1,571
Provision for income taxes	$-	$-

Temporary differences that give rise to the components of deferred tax assets and liabilities are as follows:

	As of December 31,
	2019	2018
Deferred tax assets:
Net operating loss carry-forwards	20,685	18,712
Less: Valuation allowance	(20,685)	(18,712)
Net deferred tax assets	$-	$-

As of December 31, 2019, the Company had accumulated net operating losses of $80,737 for federal and state income tax purposes that can be carried forward for up to twenty years and deducted against future federal taxable income. The net operating loss carryforwards expire in various years through 2039.

As of December 31, 2019 and 2018, management recorded a full valuation allowance against the net deferred tax assets of $20,685 and $18,712, respectively, which were created as a result of the Company’s net operating losses. In assessing the ability to realize a portion of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making the assessment.

The Company files federal and state income tax returns. These returns remain subject to examination by taxing authorities for all years after December 31, 2016.

Note 7. Other Related Party Transactions

Debt pay-off

As mentioned in Note 4, when the ownership changed in May 2018, the former major shareholder paid off all debts from relate parties that included the long-term note of $5,000 and short-term notes of $22,122.

Daily operation expenses

In the normal course of business, the Company’s new major shareholder funded the company’s operations. During the years of 2019 and 2018, the major shareholder paid $4,730 and $8,106 for the Company, respectively. As of December 31, 2019 and 2018, the balances due to related party were $12,835 and $8,106, respectively.

Note 8. Commitments and Contingencies

Legal

We were not subject to legal proceedings during the years ended December 31, 2019 and 2018, nor are there any legal proceeding threatened or pending to the best of our knowledge and belief.

Contractual

We did not enter into any contractual obligations and commercial commitments during the years ended December 31, 2019 and 2018, other than the notes payable due to related parties discussed above in Note 4.

F-11

Note 9. Stockholder Equity

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

a) One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

b) To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and

c) To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

In 2015, the Company filed an S-1 Registration Statement to register 1,000,000 shares of the Company’s common stock to be sold to the public at the price of $0.05 per share for a total of $50,000. The Registration Statement became effective on December 30, 2015. During the years ended December 31, 2017 and 2016, the Company sold 447,400 shares and 77,000 shares, respectively, at $0.05 per share for total gross proceeds of $26,220. The shares were sold by the officers and Directors of the Company and no broker commissions were paid as a result of the sales. There can be no assurances that additional shares of common stock will be sold on the S-1 offering or that a trading market will develop for the shares.

As of December 31, 2019, and 2018, 5,524,400 shares of common stock were issued and outstanding, respectively.

Note 10. Subsequent Events

The Company evaluated all events that have occurred subsequent to December 31, 2019 through the date that the consolidated financial statements were issued, and no reportable subsequent event has been identified.

F-12

Exsular Financial Group, Inc. (fka: Frontier Digital Media Group, Inc.)

Condensed Consolidated Balance Sheets

As of June 30, 2020, and December 31, 2019

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$-	$-
Prepaid Expenses	-	-
Total current assets	-	-

Total assets	$-	$-

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	-
Accrued liabilities	4,225
Notes payable, related parties	28,424	12,835
Current liabilities	32,649	12,835
Total liabilities	32,649	12,835

Stockholders’ Deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,524,400 shares issued and outstanding as of June 30, 2020, and December 31, 2019	5,524	5,524
Additional paid-in capital	62,378	62,378
Accumulated deficit	(100,551)	(80,737)
Total Stockholders’ Deficit	(32,649)	(12,835)

Total Liabilities and Stockholders’ Deficit	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements

F-13

Exsular Financial Group, Inc. (fka: Frontier Digital Media Group, Inc.)

Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2020 and 2019

(Unaudited)

	For the three months ended June 30,				For the six months ended June 30,
	2020		2019		2020		2019
Revenues
Revenue	$-		$-		$-		$-
Total revenues	-		-		-		-
Expenses:
Professional fees	13,000				17,225		-
general and administrative	1,303		17		2,589		502
Total operating expenses	14,303		17		19,814		502

Provision for income taxes	–		–		–		–

Net loss	$(14,303)		$(17)		$(19,814)		$(502)

Net Loss per common share
Basic and diluted	$(0.00	)*	$(0.00	)*	$(0.00	)*	$(0.00	)*

Weighted average shares outstanding
Basic and diluted	5,524,400		5,524,400		5,524,400		5,524,400

*denotes net loss per common share of less than $0.01 per share.

See accompanying notes to unaudited condensed consolidated financial statements

F-14

Exsular Financial Group, Inc. (fka: Frontier Digital Media Group, Inc.)

Condensed Consolidated Statements of Cash Flows

For the six months ended June 30, 2020 and 2019

(Unaudited)

For the six months ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(19,814)	$(502)
Changes in operating assets and liabilities:
Accounts and other receivables	-	-
Accounts payable	-	-
Accrued liabilities	4,225	-
Due to related party	15,589	502
Net cash used in operating activities	-	-

Cash flows from investing activities:
Net cash provided by (used in) investing activities	–	–

Cash flows from financing activities:
Proceeds from the sale of common stock	-	-
Payment to notes payable, related party	-	-
Contributions to additional paid-in capital	-	-
Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$-	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$–	$–
Cash paid during the period for income taxes	$–	$–

See accompanying notes to unaudited condensed consolidated financial statements

F-15

Exsular Financial Group, Inc. (fka: Frontier Digital Media Group, Inc.)

Condensed Consolidated Statements of Shareholders’ Equity (Deficit)

For the three and six months ended June 30, 2020 and 2019

(Unaudited)

	Common		Additional
	Stock		Paid-In	Deficit
	Shares	Amount	Capital	Accumulated	Total

Balance, December 31,2019	5,524,400	5,524	62,378	(80,737)	(12,835)

Net loss and comprehensive loss	–	-	-	(19,814)	(19,814)

Balance, June 30,2020	5,524,400	5,524	62,378	(100,551)	(32,649)

Balance, April 1, 2020	5,524,400	5,524	62,378	(86,248)	(18,346)

Net loss and comprehensive loss	–	-	-	(14,303)	(14,303)

Balance, June 30, 2020	5,524,400	5,524	62,378	(100,551)	(32,649)

Balance, December 31,2018	5,524,400	5,524	62,378	(73,007)	(5,106)

Net loss and comprehensive loss	–	-	-	(502)	(502)

Balance, June 30, 2019	5,524,400	5,524	62,378	(73,509)	(5,607)

Balance, April 1, 2019	5,524,400	5,524	62,378	(73,492)	(5,591)

Net loss and comprehensive loss	–	-	-	(17)	(17)

Balance, June 30, 2019	5,524,400	5,524	62,378	(73,509)	(5,607)

See accompanying notes to unaudited condensed consolidated financial statements

F-16

Exsular Financial Group, Inc. (fka: Frontier Digital Media Group, Inc.)

Notes to the Unaudited Condensed Consolidated Financial Statements

June 30, 2020

Note 1 — Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required for audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the condensed consolidated financial statements not misleading have been included. The balance sheet at December 31, 2019, has been derived from the Company’s audited consolidated financial statements as of that date.

The unaudited condensed consolidated financial statements included herein should be read in conjunction with the audited consolidated financial statements and the notes thereto that are included in the same report (Form 10) for the year ended December 31, 2019. The results of operations for the three and six months ended June 30, 2020, are not necessarily indicative of the results to be expected for the full year.

The unaudited condensed consolidated financial statements include the accounts of the Company and Smile Producer, Inc., its wholly owned subsidiary. Intercompany balances and transactions have been eliminated in consolidation.

Note 2 — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has limited operations and has a stockholders deficit of $32,649 with an accumulated deficit of $100,551. The Company intends to find a merger target in the form of an operating entity. The Company cannot be certain that it will be successful in this strategy.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 — Summary of Significant Accounting Policies

The significant accounting policies followed by the Company for interim reporting are consistent with those included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and also in the notes to the annual consolidated financial statements for the year ended December 31, 2019. There were no material changes to our significant accounting policies during the interim period ended June 30, 2020.

Recent Accounting Pronouncements

In June 2018, the FASB issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services, and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The Company adopted this ASU on January 1, 2019 with no material impact on the Company’s financial statements.

In August 2018, the SEC issued Release No. 33-10532 that amends and clarifies certain financial reporting requirements. The principal change to our financial reporting will be the application of the disclosure requirement of changes in stockholders’ equity in Rule 3-04 of Regulation S-X to interim periods. The Company adopted this new rule beginning its financial reporting for the quarter ended March 31, 2019. Upon the adoption of this rule, the Company has included the Statements of Stockholders’ Deficit with each interim reporting. The Company, based on further understanding of SEC Release No. 33-10532, made some modification on the presentation of the changes in stockholders’ equity that is more in compliance with the SEC rule.

F-17

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

In January 2020, the FASB issued ASU 2020-01 to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020. Early adoption is permitted, including adoption in any interim period. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

Management believes that other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission do not have a material impact on the Company’s present or near future financial statements.

Note 4 — Related Party Transactions

The Company does not have cash reserve or bank account. The Company’s major shareholder pays the expenses for the company’s operations. For the three and six months ended June 30, 2020, the major shareholder paid $11,302 and $15,589, respectively; and for the three and six months ended June 30, 2019, the major shareholder paid $0 and $502, respectively. As of June 30, 2020 and December 31, 2019, the balances due to the major shareholder were $25,424 and 12,835, respectively.

Note 5 — Stockholder Equity

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. All shares of the Company’s common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:

a)	One non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

b)	To participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and

c)	To participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no pre-emptive rights to acquire additional shares of common stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

In 2015, the Company filed an S-1 Registration Statement to register 1,000,000 shares of the Company’s common stock to be sold to the public at the price of $0.05 per share for a total of $50,000. The Registration Statement became effective on December 30, 2015. During the six months ended June 30, 2017 and 2016, the Company sold 403,400 and 59,000 shares, respectively, at $0.05 per share for gross proceeds of $20,170 and $2,950, respectively. The shares were sold by the officers and Directors of the Company and no broker commissions were paid as a result of the sales.

As of June 30, 2017, 480,400 shares of common stock have been sold pursuant to the S-1 Registration Statement at $0.05 per share for total gross proceeds of $24,020. There can be no assurances that additional shares of common stock will be sold on the S-1 offering or that a trading market will develop for the shares.

As of June 30, 2020, and December 31, 2019, 5,524,400 shares of common stock were issued and outstanding.

Note 6 — Subsequent Events

The Company has evaluated subsequent events through the date of the filing of this interim financial statement. Based on this evaluation, the Company did not identify any significant subsequent events that would be reportable.

F-18